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                                                                   Exhibit 10(h)


                             ALUMNI STOCK AGREEMENT

    This Alumni Stock Agreement ("Agreement") dated _____________, is made by and between ______________ ("Alumni") and Science Applications International Corporation, a Delaware corporation ("SAIC").

                                    RECITALS

    WHEREAS, Alumni was employed by SAIC until _______________ (the "Termination Date"); and

    WHEREAS, as of the Termination Date, Alumni is at least 59 1/2 years old and has been employed by SAIC or its affiliates for at least ten (10) years; and

    WHEREAS, pursuant to Article FOURTH of SAIC's Certificate of Incorporation, SAIC has the right to repurchase all shares of SAIC Class A Common Stock owned by Alumni which were issued after October 1, 1981 and all shares of SAIC Class A Common Stock which Alumni has the right to obtain pursuant to SAIC's benefit plans, option agreements or other contractual agreements at the time Alumni terminated Alumni's employment with SAIC (the "Alumni Shares") at the Formula Price in effect on the Termination Date; and

    WHEREAS, pursuant to Article FOURTH of SAIC's Certificate of Incorporation, in order to exercise its right to repurchase the Alumni Shares, SAIC must provide written notice to Alumni at Alumni's address of record within sixty (60) days after the Termination Date; and

    WHEREAS, the parties hereto desire to extend the time of SAIC's right to repurchase the Alumni Shares until sixty (60) days after Repurchase Date (as defined herein); and

    WHEREAS, pursuant to Article FOURTH of SAIC's Certificate of Incorporation, all transfers of SAIC Class A Common Stock require the prior written approval of SAIC, other than sales in the limited market maintained by Bull, Inc.

    NOW, THEREFORE, the parties agree as follows:

    1. SAIC's right to repurchase the Alumni Shares shall be extended to sixty
(60) days after the Repurchase Date (the "Deferral Period"). For purposes of this Agreement, the "Repurchase Date" is defined as (a) the five-year anniversary of the Termination Date or (b) the date of death of Alumni, whichever occurs first.

    2. In the event SAIC elects to exercise its right to repurchase the Alumni Shares, SAIC shall provide written notice to Alumni at Alumni's address of record within sixty (60) days after the earlier to occur of (a) the five-year anniversary of the Termination Date or (b) the date notice of death of Alumni is provided to SAIC, as the case may be.

    3. Such right of repurchase shall be at the Formula Price in effect on the Repurchase Date.

    4. Payment for the repurchase of the Alumni Shares will be made by corporate check.

    5. During the Deferral Period, all transfers of the Alumni Shares (other than sales in the limited market) will be prohibited other than a) transfers to charities, b) transfers to a trust for the benefit of Alumni or Alumni's family in which the Alumni is a trustee and c) transfers to a joint account held solely by the Alumni and Alumni's then current spouse. In the event of a transfer to a charity, the charity will be required to enter into an agreement which provides SAIC the right to repurchase such shares at any time. In the event of a transfer to a family trust or to a joint account, the trustee(s) of the trust or the spouse will be required to enter into an Alumni Agreement to cover the shares being transferred.

    6. The parties acknowledge and agree that this Agreement only covers the Alumni Shares and specifically does not cover any shares of SAIC Class A Common Stock affiliated with Alumni's account (e.g., shares transferred to Alumni's family members other than that set forth below) as of the Termination Date; provided, however, shares held as of the Termination Date by a trust for the benefit of Alumni or Alumni's family in which the Alumni is a trustee and shares


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held as of the Termination Date in a joint account held solely by the Alumni and
Alumni's current spouse are eligible for deferral under a separate Alumni Agreement entered into by the trustee(s) of such trust or the spouse.

    7. In the event that any Alumni Shares are required to be transferred to the Alumni's former spouse or any other person as a result of the dissolution or marriage or other reasons, such shares required to be transferred may not be held for the remainder of the Deferral Period and will be subject to repurchase by SAIC within sixty (60) days after SAIC receives written notice of the requirement to transfer such shares ("Transfer Notice Date"). In the event SAIC elects to exercise its right to repurchase the shares required to be transferred, SAIC shall provide written notice to Alumni at Alumni's address of record within sixty (60) days after the Transfer Notice Date. Such right of repurchase shall be at the Formula Price in effect as of the date of the court order or other document which requires the transfer of the Alumni Shares. Payment for the repurchase of the shares required to be transferred will be made by corporate check.

    8. Shares of stock which have been purchased by a stock purchase loan guaranteed by SAIC are only eligible for deferral by the Alumni if the loan has been paid off prior to the Termination Date.

    9. Except as specifically set forth herein, all other provision of SAIC's Restated Certificate of Incorporation shall remain in full force and effect.

    10. This Agreement constitutes the final, complete and exclusive agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by an officer, employee or representative of any party hereto.

    11. This Agreement shall be deemed to have been entered into in the State of California, and all questions of the validity, interpretation, or performance of any of its terms or of any rights or obligations of the parties to this Agreement shall be governed by California law.

    12. This Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

"SAIC"                        SCIENCE APPLICATIONS
                              INTERNATIONAL CORPORATION


                              By:
                                  --------------------------------------
                                    J. D. Heipt
                                    Corporate Executive Vice President
                                    and Secretary


                              Date:
                                    ------------------------------------


"Alumni"
                              ------------------------------------------
                                    Signature

                              ------------------------------------------
                                    Printed Name

                              Date:
                                    ------------------------------------


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